     As filed with the Securities and Exchange Commission on April 1, 2002
                                                           Registration No. 333-
     DRAFT

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      13-3317668
(State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                            Number)

                             339 EXECUTIVE BOULEVARD
                            ELMSFORD, NEW YORK 10523
                                 (914) 592-2355

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

   AMERICAN BANK NOTE HOLOGRAPHICS, INC. 2000 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)
                              --------------------

                                KENNETH H. TRAUB
                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                             339 EXECUTIVE BOULEVARD
                            ELMSFORD, NEW YORK 10523

                                 (914) 592-2355

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

      Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                PAUL JACOBS, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.

                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103

                                 (212) 318-3000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM          PROPOSED MAXIMUM
   TITLE OF SECURITIES                                      OFFERING PRICE PER     AGGREGATE OFFERING PRICE        AMOUNT OF
     TO BE REGISTERED          AMOUNT TO BE REGISTERED (1)         UNIT                      (2)                REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $0.01 PAR
     VALUE PER SHARE               600,000 shares                  $1.58                   $948,000                 $87.22
--------------------------------------------------------------------------------------------------------------------------------
     TOTAL:                        600,000 SHARES                                          $948,000                 $87.22
================================================================================================================================

(1) The 600,000 shares of Common Stock issuable under the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan, as amended (the "Plan") being registered in this Registration Statement are in addition to 750,000 shares of Common Stock issuable under the Plan that were previously registered on a Registration Statement on Form S-8 (Registration No. 333-61602) filed on May 24, 2001. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares of Common Stock as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) The price is estimated in accordance with Rule 457 (h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the average of the high and low prices of the Common Stock as reported on the Over-the-Counter Bulletin Board on March 25, 2002.

                                EXPLANATORY NOTE

         This Registration Statement is filed pursuant to General Instruction E to Form S-8 in order to register 600,000 additional shares of common stock, $0.01 par value per share ("Common Stock") of American Bank Note Holographics, Inc. (the "Company"), which shares are in addition to 750,000 shares of Common Stock previously registered on a Registration Statement on Form S-8 (Registration No. 333-61602) filed with the Securities and Exchange Commission on May 24, 2001, for issuance pursuant to the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan, as amended. The contents of the previously filed Registration Statement are hereby incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed on March 29, 2002.

         (b) The description of the Company's common stock contained in its Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on December 10, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of officers, directors and employees of a corporation under certain conditions subject to certain limitations. The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify its officers and directors to the fullest extent permitted by Delaware Law, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-laws also provide that the Company may advance expenses to its directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification. The Company carries director and officer liability insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act.

ITEM 8.      EXHIBITS

4.1 Form of Option Agreement for American Bank Note Holographics, Inc. 2000 Stock Incentive Plan.*

4.2 American Bank Note Holographics, Inc. 2000 Stock Incentive Plan, as amended.

5.1      Opinion of Fulbright & Jaworski L.L.P.

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Deloitte & Touche LLP

23.3     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)

24.1     Power of Attorney (included in signature page)

99.1     Letter to Commission Pursuant to Temporary Note 3T

--------------------

* Incorporated herein by reference to the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on May 24, 2001 (File No. 333-61602).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York on March 29, 2002.


                                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                                      By: /s/ Kenneth H. Traub
                                          -----------------------------------
                                          Kenneth H. Traub
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints KENNETH H. TRAUB and ALAN GOLDSTEIN, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Kenneth H. Traub                President, Chief Executive                  March  29, 2002
-------------------------------     Officer and Director
Kenneth H. Traub                    (principal executive officer)


/s/ Alan Goldstein                  Chief Financial Officer                     March  29, 2002
-------------------------------     (principal financial officer and
Alan Goldstein                      principal accounting officer)


/s/ Salvatore F. D'Amato            Director                                    March  29, 2002
-------------------------------
Salvatore F. D'Amato

/s/ Stephen A. Benton               Director                                    March  29, 2002
-------------------------------
Stephen A. Benton

/s/ Fred J. Levin                   Director                                    March  29, 2002
-------------------------------
Fred J. Levin

/s/ Douglas A. Crane                Director                                    March  29, 2002
-------------------------------
Douglas A. Crane